UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 1, 2019

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2019, Hornbeck Offshore Services, Inc. (the “Company”) entered into Incremental First Lien Term Loan Joinder Agreements (the “Incremental First Lien Term Loan Joinders”) by and among the Company, Hornbeck Offshore Services, LLC (the “Co-Borrower”), the guarantors party thereto, Wilmington Trust, National Association, as administrative agent (“Administrative Agent”) and the lenders party thereto, with respect to the First Lien Term Loan Agreement, dated as of June 15, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Term Loan Agreement”). Pursuant to the Incremental First Lien Term Loan Joinders, the Company borrowed an additional $50.0 million of first-lien term loans (the “Incremental First Lien Term Loans”) under the First Lien Term Loan Agreement, including approximately $30.1 million in cash of new financing under the First Lien Term Loan Agreement. The Company exchanged approximately $21.0 million of its 1.500% Convertible Senior Notes due 2019 (the “2019 Notes”) in a privately negotiated debt-for-debt exchange for the remaining approximately $19.9 million of Incremental First Lien Term Loans. The Incremental First Lien Term Loans due 2023 have the same terms applicable to the first-lien term loans originally issued under the existing First Lien Term Loan Agreement, as amended.

On March 5, 2019 the Company entered into an Incremental Amendment (the “Incremental Second Lien Term Loan Amendment”) to its Second Lien Term Loan Agreement, dated as of February 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Term Loan Agreement”), by and among the Company, the Co-Borrower, the guarantors party thereto, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto. Pursuant to the Incremental Second Lien Term Loan Amendment, the Company exchanged $11.0 million of its 5.875% Senior Notes due 2020 (the “2020 Notes”) in a privately negotiated debt-for-debt exchange for $9,350,000 of second-lien term loans (the “Incremental Second Lien Term Loans”) under the Second Lien Term Loan Agreement. The Incremental Second Lien Term Loans due 2025 have the same terms applicable to the second-lien term loans originally issued under the existing Second Lien Term Loan Agreement.

The foregoing summaries of the Incremental First Lien Term Loan Joinders and the Incremental Second Lien Term Loan Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each such document, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, and which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events

In a series of private transactions, the Company eliminated approximately $73.9 million in principal amount of 2019 Notes for an aggregate purchase price of approximately $67.2 million, consisting of approximately $47.3 million of cash repurchases and a debt-for-debt exchange of approximately $19.9 million of Incremental First Lien Term Loans, plus payment of accrued and unpaid interest thereon and fees and expenses.

After giving effect to the Incremental First Lien Term Loan Joinders and the note repurchases and exchanges, the aggregate balance outstanding under the Company’s (w) first-lien term loans due 2023 increased from $300.0 million to $350.0 million; (x) second-lien term loans due 2025 increased from $111.9 million to $121.2 million; (y) 2019 Notes decreased from $99.6 million to $25.8 million; and (z) 2020 Notes decreased from $235.3 million to $224.3 million.

When combined with the Company’s February 7, 2019 private debt-for-debt exchange of $131.6 million of its 2020 Notes for $111.9 million of second-lien term loans, the Company has now refinanced approximately 73% and 39% of the face value of its 2019 Notes and 2020 Notes that were outstanding on December 31, 2018, respectively. The cumulative effect of these actions resulted in extinguishing or refinancing approximately $216.5 million in near-term debt, while using only $19.5 million of cash, excluding legal and other advisory fees.

In connection with the 2019 Note repurchases and the privately negotiated debt-for-debt exchange of 2019 Notes for Incremental First Lien Term Loans, the Company consummated an early unwind of a portion of its outstanding convertible note hedge transactions (the “Purchased Note Hedge”) and warrant transactions (the “Sold Warrants”), dated as of August 7, 2012, with JPMorgan Chase Bank, National Association, London Branch, Wells Fargo Bank, National Association and Barclays Bank PLC, in each case, in an amount corresponding to the amount of such 2019 Notes repurchased and exchanged. The Purchased Note Hedge and Sold Warrants were entered into in connection with the issuance of the 2019 Notes.

The early unwind terminated all rights and obligations of the Company, JPMorgan Chase Bank, National Association, London Branch, Wells Fargo Bank, National Association and Barclays Bank PLC under the Purchased Note Hedge and Sold Warrants with respect to the portion of the Purchased Note Hedge and Sold Warrants that was so unwound without cost to the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Incremental First Lien Term Loan Joinder Agreement No.1A, dated March 1, 2019, by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

10.2	Incremental First Lien Term Loan Joinder Agreement No.1B, dated March 1, 2019, by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

10.3	Incremental First Lien Term Loan Joinder Agreement No.1C, dated March 1, 2019, by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

10.4	Incremental Second Lien Term Loan Joinder Agreement No. 1, dated March 5, 2019, by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

99.1	Press release dated March 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: March 6, 2019	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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